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                                                                    Exhibit 99.1

UNITED STATES BANKRUPTCY COURT
FOR SOUTHERN DISTRICT OF NEW YORK

-----------------------------------
In re                              :
                                   :   Chapter 11
PINNACLE TOWERS III INC., ET AL.,  :
                                   :   Case Nos. 02- 12477 and
                                   :   02-12482 through 02-12484
             Debtors.              :
                                   :   Jointly Administered
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         ORDER CONFIRMING FIRST AMENDED JOINT PLAN OF REORGANIZATION OF
               PINNACLE TOWERS III INC., PINNACLE HOLDINGS INC.,
               PINNACLE TOWERS INC. AND PINNACLE SAN ANTONIO LLC

            On July 30, 2002 at 10:00 a.m. E.D.T., there came on for consideration confirmation of the First Amended Joint Plan of Reorganization of Pinnacle Towers III Inc., Pinnacle Holdings Inc, Pinnacle Towers Inc. and Pinnacle San Antonio LLC, debtors and debtors-in-possession (collectively "Debtors") dated June 27, 2002 (the "Plan"), pursuant to 11 U.S.C. Section 101, et seq. (the "Bankruptcy Code"). Debtors have served copies of the Plan and the First Amended Disclosure Statement of Pinnacle Towers III Inc., Pinnacle Holdings Inc, Pinnacle Towers Inc. and Pinnacle San Antonio LLC dated June 27, 2002 (the "Disclosure Statement"), in accordance with the Order Approving Debtors' Disclosure Statement dated June 27, 2002, and the Scheduling Order dated May 22, 2002 (together, the "Court Orders"). Ballots have been timely transmitted to the Holders of Impaired Claims and Interests in accordance with the Court Orders and Rule 3018 of the Federal Rules of Bankruptcy Procedure (the "Bankruptcy Rules"), and copies of the solicitation package, consisting of the Disclosure Statement, the Plan, the June 27, 2002, Letter from the Official Committee of Unsecured Creditors in Support of the Plan (the "Committee Letter"), Notice of Approval of Disclosure Statement, Form W-9 and Election Form for Class PHI-6 Senior Note Holders also have been timely transmitted to
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Claimants and Interest Holders, as applicable, all as required by the Court
Orders. Debtors have provided adequate notice of the Plan, Disclosure Statement, the Court Orders and solicitation of the Plan, and certificates of service and/or publications were filed with the Court that demonstrate compliance with the notice, solicitations and publication requirements of the Court Orders. Acceptances and rejections of the Plan by those Holders of Claims and Interests that voted on the Plan were duly received and tabulated by Donlin, Recano & Co., Inc. ("Donlin Recano") Debtors' voting agent, and Donlin Recano timely provided its certifications of ballots accepting or rejecting the Plan, which demonstrated that the Plan has been accepted by the requisite number and amounts of Claim and Interest Holders in each Class. A hearing having been held on July 30, 2002, at which all parties with objections had an opportunity to be heard; and evidence having been adduced that the Plan has been accepted in accordance with Section 1126 of the Bankruptcy Code by the requisite votes and that the Plan is fair and equitable; that the Plan does not require re-solicitation of acceptances; that all objections to the Plan have been voluntarily withdrawn, overruled or denied by the Court; and upon the entire record of these Cases, the arguments of counsel and evidence at the hearing held on July 30, 2002, and due deliberation being had thereon, and sufficient cause appearing therefor,

            THE COURT HEREBY MAKES THE FOLLOWING FINDINGS OF FACT AND CONCLUSIONS OF LAW:

            A. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Plan.

            B. This Court has jurisdiction over the Cases pursuant to 28 U.S.C. Sections 157 and 1334 and the Order of Standing Referral of Cases to Bankruptcy Judges for the Southern District of New York dated July 10, 1984. Venue before this Court is proper pursuant to


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28 U.S.C. Sections 1408 and 1409. Confirmation of the Plan is a core proceeding under 28 U.S.C. Section 157(b)(2), and this Court has jurisdiction to enter a final Order with respect to confirmation of the Plan.

            C. This Court takes judicial notice of the docket of the Chapter 11 Cases maintained by the Clerk of the Court and/or its duly appointed agent, including, without limitation, all pleadings and other documents filed, all orders entered, and all evidence and arguments made, proffered or adduced at, the hearings held before the Court during the pendency of the Chapter 11 Cases.

            D. The Plan complies with all applicable provisions of the Bankruptcy Code and the Bankruptcy Rules, including, without limitation, Sections 1122 and 1123 of the Bankruptcy Code, and therefore satisfies Section 1129(a)(1) of the Bankruptcy Code. In particular, the Plan:

                  i. in accordance with Section 1123(a)(1) of the Bankruptcy Code, designates Classes of Claims, other than Claims of a kind specified in
Section 507(a)(1), 507(a)(2), or 507(a)(8) of the Bankruptcy Code, and Classes of Interests;

                  ii. in accordance with Section 1123(a)(2) of the Bankruptcy Code, specifies the Classes of Claims that are not Impaired under the Plan;

                  iii. in accordance with Section 1123(a)(3) of the Bankruptcy Code, specifies the treatment of all Classes of Claims and Interests that are Impaired under the Plan;

                  iv. in accordance with Section 1123(a)(4) of the Bankruptcy Code, provides the same treatment for each Claim or interest of a particular Class, unless the Holder of a particular Claim or interest agrees to a less favorable treatment of such particular Claim or interest;


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                  v. in accordance with Section 1123(a)(5) of the Bankruptcy
Code, provides adequate means for the Plan's implementation;

                  vi. in accordance with Section 1123(a)(6) of the Bankruptcy Code, provides for the inclusion in the charter of Debtors, or any entity, whether organized before or after confirmation of the Plan, to which all or any part of the property of the estate was or will be transferred, or of any entity resulting from the merger or consolidation of Debtors with one or more persons, of a provision prohibiting the issuance of nonvoting equity securities, and providing, as to the several Classes of securities possessing voting power, an appropriate distribution of such power among such Classes, including, in the case of any Class of equity securities having a preference over another Class of equity securities with respect to dividends, adequate provisions for the election of directors representing such preferred Class in the event of default in the payment of such dividends; and

                  vii. in accordance with Section 1123(a)(7) of the Bankruptcy Code, contains only provisions that are consistent with the interests of creditors and equity security Holders and with public policy with respect to the manner of selection of any officer, director, or trustee under the Plan and any successor to such officer, director, or trustee.

            E. Debtors, the proponents of the Plan, have complied with the applicable provisions of the Bankruptcy Code and the Bankruptcy Rules, including, without limitation, Sections 1125 and 1126 of the Bankruptcy Code, and therefore the Plan satisfies Section 1129(a)(2) of the Bankruptcy Code. The Plan is supported by the Creditors' Committee.

            F. The Plan has been proposed in good faith and not by any means forbidden by law, and therefore satisfies Section 1129(a)(3) of the Bankruptcy Code. At all relevant times, Debtors and the Investors have acted in good faith in connection with the Chapter 11 Cases. In


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consummating the transactions contemplated by the Plan, the Securities Purchase
Agreement and the Exit Facility and all agreements and transactions contemplated therein, Debtors and the Investors will be acting in good faith.

            G. Each Investor qualifies as (a) an "accredited investor" as such term is defined in Section 2(15) of the Securities Act and Regulation D promulgated thereunder or (b) a "qualified institutional buyer" as defined in Rule 144A under the Securities Act.

            H. Any payment made or to be made by Debtors or by a person issuing securities or acquiring property under the Plan for services or for costs and expenses in, or in connection with, the Chapter 11 Cases, or in connection with the Plan and incidental to the Chapter 11 Cases, has been fully approved by the Court, or is subject to the approval of the Court, as reasonable, and the Plan therefore satisfies Section 1129(a)(4) of the Bankruptcy Code;

            I. The Plan satisfies Section 1129(a)(5) of the Bankruptcy Code in that:

                  i. Debtors have disclosed, to the extent known, (a) the identity and affiliations of any individual proposed to serve, after confirmation of the Plan, as a director, officer, or voting trustee of Debtors, an affiliate of Debtors participating in a joint plan with the Debtors, or a successor to Debtors under the Plan; and (b) the appointment to, or continuance in, such office of such individual, is consistent with the interests;

                  ii. of creditors and equity security Holders and with public policy; and

                  iii. Debtors have disclosed the identity of any insider that will be employed or retained by Reorganized Debtors and the nature of any compensation for such insider.


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            J. The Plan does not contain any changes in rates subject to the jurisdiction of any governmental regulatory commission, and therefore satisfies
Section 1129(a)(6) of the Bankruptcy Code.

            K. The Plan satisfies Section 1129(a)(7) of the Bankruptcy Code as each Holder of a Claim or Interest in each Impaired Class under the Plan has either accepted the Plan or will receive or retain under the Plan, on account of such Claim or Interest: (i) property of a value, as of the Effective Date that is not less than the amount that such Holder would receive or retain if Debtors were liquidated under Chapter 7 of the Bankruptcy Code on the Closing Date; or, with respect to Secured Claims (ii) property of a value, as of the Effective Date that is not less than the value of such Secured Claim Holder's interest in the Estate's interest in the property that secures such Claim.

            L. The Classification under the Plan is appropriate and satisfies
Section 1123(a)(1) of the Bankruptcy Code, and with respect to Class 1 , Classes PHI-1 through PHI-5, Class PHI-R, Classes PTI-1 through PTI-8, Classes PT-III-1 through PT-III-4, and Classes PSA-1 through PSA-4, the Plan satisfies Section 1129(a)(8) of the Bankruptcy Code as each such Class of Claims and Interests is not Impaired under the Plan. The Classification under the Plan is appropriate and satisfies Section 1123(a)(1) of the Bankruptcy Code and with respect to Classes PHI-6, PHI-7 and PHI-8, the Plan satisfies Section 1129(a)(8) of the Bankruptcy Code, because each such Class of Claims or Interests has accepted the Plan by the requisite majorities.

            M. The Plan satisfies Section 1129(a)(9) of the Bankruptcy Code with respect to a Claim of the kind specified in Section 507(a)(1), 507(a)(2), 507(a)(3), 507(a)(4), 507(a)(5), 507(a)(6), or 507(a)(7) of the Bankruptcy Code,
as, except to the extent that the Holder of a particular Claim has agreed to a different treatment of such Claim, the Plan provides that on or as


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soon as reasonably practicable after the latest of the (a) Distribution Date;
(b) the date such Claim is Allowed; (c) the date such Claim becomes payable pursuant to any agreement between Debtors and the Holder of such Claim, each Holder of a Claim of such Class will receive on account of such Claim, Cash equal to the Allowed unpaid amount of such Claim.

            N. The Plan satisfies Section 1129(a)(9) of the Bankruptcy Code with respect to a Claim of a kind specified in Section 507(a)(8) of the Bankruptcy Code as, except to the extent that the Holder of a particular Claim has agreed to a different treatment of such Claim, the Plan provides that the Holder of such Claim will receive on account of such Claim either (a) payment in the ordinary course when due; (b) Cash equal to the unpaid portion of such Allowed Claim; or (c) deferred Cash payments, over a period not exceeding six (6) years after the date of assessment of such Claim, of a value, as of the Effective Date of the Plan, equal to the Allowed amount of such Claim.

            O. The Plan satisfies Section 1129(a)(10) of the Bankruptcy Code as at least one Class of Claims that is Impaired under the Plan has accepted the Plan, determined without including any acceptance of the Plan by any insider holding a Claim of such Class.

            P. The Plan satisfies Section 1129(a)(11) of the Bankruptcy Code as the Plan is feasible, and confirmation of the Plan is not likely to be followed by the liquidation, or the need for further financial reorganization, of Reorganized Debtors.

            Q. The Plan satisfies Section 1129(a)(12) of the Bankruptcy Code as all fees payable under section 1930 of title 28 of the United States Code, as determined by the Court at the hearing on confirmation of the Plan, have been paid or the Plan provides for the payment of all such fees.


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            R. The Plan satisfies Section 1129(a)(13) of the Bankruptcy Code as the Plan provides for the continuation after the Effective Date of payment of all retiree benefits, as that term is defined in Section 1114 of the Bankruptcy Code, at the level established pursuant to subsection (e)(1)(B) or (g) of said section, at any time prior to confirmation of the Plan, for the duration of the period that Debtors have obligated themselves to provide such benefits.

            S. The Plan satisfies Section 1129(c) of the Bankruptcy Code in that the Plan is the only plan confirmed by the Court.

            T. The Plan satisfies Section 1129(d) of the Bankruptcy Code in that the primary purpose of the Plan is reorganization and not the avoidance of taxes nor the avoidance of the requirements of Section 5 of the Securities Act of 1933.

            U. It is in the best interests of the estates to assume all executory contracts, including unexpired leases, to which any of Debtors is a party, other than those that are the subject of a previously filed motion, stipulation or order to reject, and assumption of such contracts and leases is necessary and in the best interests of Debtors, their creditors and the estates.

            V. The procedures by which the Ballots were distributed and tabulated were properly conducted and were fair and comport with Bankruptcy Rule 3018.

            W. Amendments and modifications to the Plan embodied in the Plan or otherwise approved by this Order do not adversely affect the treatment of any Claim or Interest unless such Claimant or Interest Holder has consented to such amendment, and such amendments and modifications are not of a nature which require re-solicitation of the Plan.


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            X. After the Effective Date, Debtors will continue to engage in business, and the Plan does not provide for the liquidation of all or substantially all of the property of Debtors' estates.

            Y. Notice and distribution of the Plan, the Court Orders and the Disclosure Statement were appropriate, and timely notice was given, in light of all of the facts and circumstances of these Chapter 11 Cases.

            Z. Each of the release, discharge and injunctive provisions of
Article XVI of the Plan: (i) falls within the jurisdiction of this Court under 28 U.S.C. Section 1334(a), (b), (d) and (e); (ii) is an essential means of implementing the Plan pursuant to Section 1123(a)(5) of the Bankruptcy Code;
(iii) is an integral element of the transactions incorporated into the Plan;
(iv) confers a material benefit on, and is in the best interests of, Debtors, their estates and its creditors; (v) is important to the overall objectives of the Plan; and (vi) is consistent with Sections 105, 1123, 1129 and other applicable provisions of the Bankruptcy Code.

            AA. All entities that are benefited by the release, discharge and injunctive provisions of the Plan have contributed and/or will contribute value to Debtors and/or the estates under the Plan.

            BB. Failure to effect the release, discharge and injunctive provisions of the Plan would impair Debtors' ability to confirm the Plan.

            CC. All conditions to confirmation of the Plan have been satisfied, will be satisfied by entry of this Confirmation Order or have been duly waived in accordance with the provisions of the Plan and the Securities Purchase Agreement.


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            IT IS HEREBY ORDERED, ADJUDGED AND DECREED AS FOLLOWS:

            1. The Plan, and all of its terms and provisions which are hereby incorporated herein by reference, is hereby confirmed.

            2. All objections to confirmation of the Plan are hereby overruled.

            3. The record of the Confirmation Hearing is closed.

            4. The implementation and administration of the Plan conforms to the provisions of the Bankruptcy Code.

            5. The Plan, and all transactions and agreements referred to therein, contemplated thereunder or executed and delivered in connection therewith, including, but not limited to, the transactions and agreements embodied in the Securities Purchase Agreement (together with the Exhibits thereto) and the Exit Facility, and any amendments or modifications thereto in substantial conformity therewith or the commitment letter attached as Exhibit E to the Securities Purchase Agreement, are approved, and Debtors are authorized to execute any and all documents in connection with such transactions and agreements.

            6. The PHI Equity Securities Interests, including, but not limited to, the Old Common Stock, Old Stock Options and Old Preferred Stock will be deemed liquidated and cancelled in the manner and upon the timing set forth in the Plan.

            7. Pursuant to Section 1145 of the Bankruptcy Code and the provisions of the Securities Act of 1933, as amended (and regulations pertaining thereto) regarding the issuance, distribution, offer, sale or registration of securities pursuant to the Plan, Debtors and Reorganized Debtors are exempt from the registration requirements of the Securities Act of 1933 and neither such parties nor the Investors shall be deemed underwriters with respect to any and all securities issued pursuant to the Plan. Such exemption shall include, without limitation, all of the


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securities issued by Reorganized PHI and/or New Pinnacle pursuant to the Plan in exchange Claims or Interests or upon the exercise of securities so issued.

            8. Pursuant to Section 1141(a) of the Bankruptcy Code, the Plan and provisions shall be binding upon (a) Debtors and (b) any Holder of a Claim against or Interest Debtors, whether or not such Holder is Impaired under the Plan and whether or not such Holder has accepted the Plan.

            9. Pursuant to Section 1141(b) of the Bankruptcy Code, all of the property the Estates is hereby re-vested in Debtors in accordance with the Plan.

            10. In accordance with Section 1141(c) of the Bankruptcy Code, upon Effective Date and except as provided in the Plan with respect to Classes PHI-1, PTI-1, PTI-2, PT-III-1, and PSA-1, or as otherwise provided in the Plan, all property of Debtors is free and clear of all Claims and Interests of creditors and Interest Holders.

            11. In accordance with Section 1141(d) of the Bankruptcy Code and except otherwise provided for in the Plan or the Securities Purchase Agreement with respect to Claims that are Reinstated under the Plan, on the Effective Date, Debtors shall be and hereby discharged and released from any and all debts which arose before the date of entry of this Order and any and all debts of a kind specified in Section 502(g), 502(h), or 502(i) of the Bankruptcy Code, whether or not (a) a proof of Claim based upon such debt has been filed or deemed filed under Section 501 of the Bankruptcy Code, (b) such Claim is Allowed under Section 502 of Bankruptcy Code, (c) such Claim is listed in the schedules and lists filed by the Debtors, or (d) the Holder of such Claim has accepted the Plan; provided, however, that such discharge and release shall not adversely affect the rights of any Holders of Claims or Interests arising from Debtors' obligations to make Distributions pursuant to the Plan, based upon the Allowed


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amounts of such Claims or Interests; provided, further, that the filing of a proof of Claim for a Reinstated Claim shall not constitute evidence of, or otherwise validate, the amount or propriety of any Reinstated Claim, and Debtors shall retain all rights that they would have had absent the filing of the Chapter 11 Cases to contest, settle, dispute or otherwise deal with such Reinstated Claims. Debtors shall not be obligated to object to the proof of claim for any Reinstated Claims in order to preserve their rights to dispute, contest, settle or otherwise deal with such Reinstated Claims.

            12. All consideration distributed under the Plan shall be in exchange for, and in complete satisfaction, settlement, discharge, and release of, all Claims and Interests of any nature whatsoever against the Debtors or any of their assets or properties, except with respect to Claims or Interests that are Reinstated under the Plan and except as otherwise provided in the Plan or herein. Upon the Effective Date, Debtors, collectively and each of them individually, shall be deemed discharged and released under Section 1141(d)(1)(A) of the Bankruptcy Code from any and all Claims and Interests (other than those obligations imposed under the Plan and Reinstated Claims and Interests), regardless of whether any property is to be distributed or retained pursuant to the Plan on account of any particular Claim or Interest being discharged. Creditors, Interest Holders, all other Claimants and all other entities whose debts, obligations, liabilities or Claims are discharged or whose rights and Interests are terminated by the Plan, the Bankruptcy Code, and this Order, are hereby jointly and severally permanently restrained and enjoined from instituting or continuing any action or employing any process against Debtors, their Estates or their property to collect such debts or to pursue such Interests as liabilities or obligations of Debtors, or any successor of Debtors, except as otherwise specifically provided for by this Order or the Plan and are further enjoined and permanently restrained from instituting or


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continuing any action or employing any process against any of the parties released under the Plan with respect to items released under the Plan; provided, however, that nothing contained in this Order or the Plan shall be deemed to affect the rights of Holders of Claims or Interests that are Reinstated under the Plan; provided, further, that Debtors shall retain all rights that they would have had absent the filing of the Chapter 11 Cases to contest, settle, dispute or otherwise deal with Reinstated Claims or Interests and all debts of the kind specified in Sections 502(g), 502(h) or 502(i) of the Bankruptcy Code, whether or not (a) a proof of Claim based upon such debt is filed or deemed filed under Section 501 of the Bankruptcy Code, (b) a Claim based upon such debt is Allowed under Section 502 of the Bankruptcy Code, or (c) the Holder of a Claim based upon such debt accepted the Plan. This Order shall be and hereby is a judicial determination of discharge of all liabilities of the Debtors other than Reinstated Claims, subject only to the occurrence of the Effective Date.

            13. Each Holder of an Allowed Class PHI-6 Senior Note Claim who has submitted an election form with the apparent intention of receiving New Common Stock in exchange for its Allowed Class PHI-6 Senior Note Claims but as to which there is a defect or ambiguity in its election form or procedure (each a "Defective Election"), shall be deemed to have elected to receive New Common Stock for such portion of its Claims as indicated on the Defective Election; provided, however, that stock in respect of Defective Elections shall not be distributed unless the Holder shall have cured any defect in the election by 5 p.m. EDT on August 9, 2002, and if such holder fails to do so, it shall receive an all cash distribution on the last to occur of [x] the Distribution Date and [y] 3 p.m. EDT on August 27, 2002 without interest for any period of time on and after the Distribution Date. Debtors shall promptly take reasonable steps to help a Claimant with a Defective Election to cure such Defective Election if


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requested to do so by the Claimant. To the extent that a Class PHI-6 Senior Note
Holder who has made a Defective Election fails to cure the defects in its election by 12:00 noon E.D.T. on August 9, 2002, such Class PHI-6 Senior Note Holder shall receive an all Cash Distribution as set forth above, and Debtors will have no further obligation to distribute New Common Stock to such Senior Note Holder.

            14. Notwithstanding anything to the contrary in the Plan, the Securities Purchase Agreement, the Exit Facility or herein, nothing contained in the Plan, the Securities Purchase Agreement, the Exit Facility or herein shall be deemed to affect the existence, extent or priority, if any, of any ad valorem tax liens arising by operation of state law.

            15. The property of each Debtor's Estate, together with any property of each Debtor that is not property of its Estate and that is not specifically disposed of pursuant to the Plan, shall re-vest in the applicable Reorganized Debtor on the Closing Date. Thereafter, each Reorganized Debtor may operate its business and may use, acquire, and dispose of property free of any restrictions of the Bankruptcy Code, the Bankruptcy Rules, and the Court. As of the Closing Date, all property of each Reorganized Debtor shall be free and clear of all Claims and Interests, encumbrances, charges and liens, except as specifically provided in the Plan or the Confirmation Order.

            16. Debtors are hereby authorized to retain DRX Distribution Management Inc. ("DRX") or such other entity as agreed to by Debtors and the Investors as Debtors' Disbursing Agent for all purposes under the Plan. Debtors are also hereby authorized and directed to indemnify and hold such Disbursing Agent harmless from any claims, losses or causes of action asserted against the Disbursing Agent, its officers, directors or employees, in


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connection with the Disbursing Agent's service as Disbursing Agent, except for claims or causes of action arising out of the Disbursing Agent's willful misconduct or gross negligence.

            17. Pursuant to Section 1142(a) of the Bankruptcy Code, notwithstanding any otherwise applicable non-bankruptcy law, rule or regulation relating to financial condition, Debtors shall carry out the Plan, consummate the Securities Purchase Agreement and the Exit Facility and shall comply with any orders of the Court.

            18. Pursuant to Article X of the Plan, and in accordance with Sections 365 and 1123(b)(2) of the Bankruptcy Code, effective as of the Effective Date, all executory contracts and unexpired leases to which any Debtor is a party, except for executory contracts and unexpired leases that are the subject of a previously filed motion, stipulation or order to reject, shall be deemed assumed by Debtors unless another treatment is agreed to between the parties to such contract or lease.

            19. The assumption of executory contracts shall not be construed to constitute a cure of defaults nor a determination as to whether sums are due under assumed executory contracts as of confirmation. Notwithstanding anything herein to the contrary, the rights and obligations under assumed executory contracts are unaltered by entry of this order including rights arising before confirmation of the plan and before assumption of the assumed executory contracts.

            20. For a period of one hundred eighty (180) days following the Effective Date, or such further time as may be fixed by this Court, Reorganized Debtors shall have the exclusive right to object to proofs of Claim not heretofore objected to (other than to Claims that have been Reinstated, to which these procedures do not apply) in accordance with the Plan.


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            21. The Securities Action Settlement embodied in Article V of the
Plan, including, but not limited to, the Genesis Payment referred to therein, is a reasonable exercise of Debtors' business judgment and in the best interests of Debtors' Estates and hereby is approved in its entirety pursuant to Bankruptcy Rule 9019. This Order shall constitute all approvals and consents, if any, required from the Bankruptcy Court with respect to the implementation and consummation of the Securities Action Settlement and the Genesis Payment, and Debtors and Reorganized Debtors hereby are authorized to take all actions required with respect to the implementation and consummation of the Securities Action Settlement and the Genesis Payment.

            22. Pursuant to Section 510(b) of the Bankruptcy Code, any current or former shareholder of PHI who opts out of the Securities Action Settlement shall be deemed a Holder of a Class PHI-8 Equity Securities Interest and, to the extent such Interest is Allowed, it will be discharged by the Distributions to Allowed Class PHI-8 Equity Securities Interests.

            23. Effective as of the Effective Date, the Rights Plan shall be terminated, and any agreements relating thereto shall be discharged. Any party asserting damages as a result of the rejection of the Rights Plan must file a proof of Claim within thirty (30) days of entry of this Order or be forever barred from asserting any Claim in respect of the Rights Plan.

            24. Appropriate consideration has been received for each and every release set forth in Article XVI of the Plan; such releases are valid, binding and enforceable releases in accordance with their terms and conditions and without the necessity of further documentation thereof; and all parties are permanently enjoined from and restrained against commencing or continuing any action or instituting process against any party in violation of said releases. This Court retains jurisdiction to enforce all of the releases set forth in the Plan or consented to by members of Classes PHI-7 and PHI-8.


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            25. This Court hereby retains exclusive jurisdiction of these
Chapter 11 Cases and the Plan pursuant to and for the purposes of Sections 105(a) and 1127 of the Bankruptcy Code and the provisions of Article XIV of the Plan, including, without limitation, exclusive jurisdiction to enforce all orders entered in this Case and to resolve any disputes arising from the Plan, settlements approved in the Chapter 11 Cases or any orders entered in these Chapter 11 Cases.

            26. Pursuant to the Plan and Section 1123 of the Bankruptcy Code, Debtors are hereby authorized to take such action as may be necessary and appropriate to implement and effectuate consummation of the Plan, the Securities Purchase Agreement, the Exit Facility and this Order and all agreements referred to in the Plan, the Securities Purchase Agreement, the Exit Facility and this Order. This Order shall constitute all approvals and consents, if any, required with respect to the implementation and consummation of the Plan, the Securities Purchase Agreement and the Exit Facility and the execution, delivery and performance by the Debtors of the agreements and transactions contemplated thereby.

            27. Debtors shall pay any amounts due under 28 U.S.C. Section 1930 within ten business days of notification of the amounts thereof by the United States Trustee.

            28. All final fee applications for services rendered by a professional to Debtors or the Official Committee of Unsecured Creditors (the "Committee") through the Closing Date shall be filed with the Court no later than ninety (90) days after the Closing Date, or such further time as may be fixed by the Court, and any application filed after such deadline shall be null, void and of no effect. Professionals need not submit fee applications for services rendered after the Closing Date and before the Chapter 11 Cases are closed, but shall circulate them in accordance with this Court's previous order on interim payments, and Debtors shall pay


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any amounts to which no objection is made in accordance therewith. If any objections remain unresolved after thirty (30) days, the professional may seek a resolution of the dispute by application to this Court.

            29. Subject to the Securities Purchase Agreement and such approvals as may be required by the Plan, Debtors or Reorganized Debtors may modify the Plan prior to substantial consummation of the Plan as provided in Section 1127(b) of the Bankruptcy Code and, in addition, may make non-material changes to the Plan to correct inconsistencies, ambiguities, clarify the meaning, etc., without further order of this Court.

            30. Pursuant to Section 1146(c) of the Bankruptcy Code, the issuance, transfer or exchange of a security under the Plan, the re-vesting, transfer or sale of any real or personal property of Debtors or their Subsidiaries in accordance with the Plan, whether to or from Debtors, Reorganized Debtors, the Subsidiaries or any special purpose entity established by Debtors or Reorganized Debtors in connection with the Plan, the Exit Facility, or the future refinancing of the Exit Facility, as contemplated in section VI.D.5 of the Plan, shall not be taxed under any State or local law imposing a stamp tax, transfer tax, or similar tax.

            31. Pursuant to Section 1146(c) of the Bankruptcy Code, the making, delivery, filing or recording of (a) conveyances from Debtors, Reorganized Debtors or the Subsidiaries to newly created wholly owned affiliates of Debtors, including without limitation, any deed, assignment/assumption of lease, assignments of easement and related instruments, affecting real and personal property (the "Conveyances"), (b) mortgages, deeds of trust, trust deeds, financing statements and related instruments in favor of Deutsche Bank Trust Company Americas, as Collateral Agent, or any other mortgagee or lien holder, encumbering real and personal property (the "Mortgages") and (c) all other documents in connection with the Conveyances and


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
Mortgages (collectively, the "Recording Documents"), shall not be taxed under any law imposing a recording tax, stamp tax, transfer tax or similar tax, including, without limitation, the transfer and recording taxes applicable to Conveyances and the recordation or intangibles tax applicable to Mortgages. All recording and filing officers and clerks are hereby directed to accept for filing or recording, and to file or record immediately upon presentation thereof, the Recording Documents without payment of any such taxes. This Court retains jurisdiction to enforce the foregoing direction, by contempt or otherwise.

            32. The failure specifically to include or reference any particular provision of the Plan in this Confirmation Order shall not diminish or impair the effectiveness of such provision, it being the intent of the Bankruptcy Court that the Plan be confirmed in its entirety.

Dated:    New York, New York
          July 30, 2002


                                                  /s/Burton R. Lifland
                                                  ------------------------------
                                                  Hon. Burton R. Lifland
                                                  United States Bankruptcy Judge


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